UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2021

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue	Palo Alto	CA	94304
(Address of Principal Executive Offices)			(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 2, 2021, VMware, Inc. (“VMware”) completed a public offering of $1,000,000,000 aggregate principal amount of its 0.600% Senior Notes due 2023 (the “2023 Notes”), $1,250,000,000 aggregate principal amount of its 1.000% Senior Notes due 2024 (the “2024 Notes”), $1,500,000,000 aggregate principal amount of its 1.400% Senior Notes due 2026 (the “2026 Notes”), $750,000,000 aggregate principal amount of its 1.800% Senior Notes due 2028 (the “2028 Notes”) and $1,500,000,000 aggregate principal amount of its 2.200% Senior Notes due 2031 (the “2031 Notes” and, together with the 2023 Notes, the 2024 Notes, the 2026 Notes and the 2028 Notes, the “Notes”). The Notes were offered under VMware’s Registration Statement on Form S-3ASR (Registration No. 333-237417), filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2020, and were sold pursuant to an Underwriting Agreement, dated as of July 20, 2021, between VMware and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters. Net proceeds from the sale of the Notes are expected to be approximately $5,957,015,000, before expenses but after deducting underwriting discounts. On April 14, 2021, VMware and Dell Technologies, Inc. (“Dell”) entered into a Separation and Distribution Agreement, pursuant to which, subject to the satisfaction of all closing conditions, Dell will distribute the shares of Class A common stock and Class B common stock (collectively, the “Common Stock”) owned by its wholly owned subsidiaries, to the holders of shares of Dell as of a record date determined pursuant to the Separation and Distribution Agreement on a pro rata basis (the “Spin-Off”). Subject to the various conditions, VMware will also pay a cash dividend, pro rata, to each of the holders of Common Stock (including Dell) immediately prior to the Spin-Off in an aggregate amount equal to an amount to be mutually agreed by Dell and VMware between $11.5 billion and $12.0 billion (the “Special Dividend”). The net proceeds from the sale of the Notes are expected to be used to fund a portion of the Special Dividend and, to the extent any proceeds remain, for general corporate purposes. In the event that the closing of the Spin-Off has not occurred on or prior to the earlier of (i) (x) April 28, 2022 or (y) if the Separation and Distribution Agreement is amended on or prior to April 28, 2022 to extend the date by which the Spin-Off must be consummated to a date later than April 28, 2022, the earlier of such extended date and July 28, 2022 and (ii) the date the Separation and Distribution Agreement is terminated, VMware will be required to redeem all outstanding 2023 Notes, 2024 Notes, 2028 Notes and 2031 Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of such special mandatory redemption. The 2026 Notes are not subject to the special mandatory redemption, and, if the Spin-Off is not consummated, VMware expects to use the net proceeds thereof for general corporate purposes, which may include debt repayment.

The Notes were issued pursuant to the Indenture, dated as of August 21, 2017 (the “Base Indenture”), between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), on the terms and conditions set forth in (i) the Seventh Supplemental Indenture, dated August 2, 2021 (the “Seventh Supplemental Indenture”), in respect of the 2023 Notes, (ii) the Eighth Supplemental Indenture, dated August 2, 2021 (the “Eighth Supplemental Indenture”), in respect of the 2024 Notes, (iii) the Ninth Supplemental Indenture, dated August 2, 2021 (the “Ninth Supplemental Indenture”), in respect of the 2026 Notes, (iv) the Tenth Supplemental Indenture, dated August 2, 2021 (the “Tenth Supplemental Indenture”), in respect of the 2028 Notes, and (v) the Eleventh Supplemental Indenture, dated August 2, 2021 (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture, the “Indenture”), in respect of the 2031 Notes. The Indenture includes customary representations and covenants by VMware. These covenants include limitations on VMware’s ability, with significant exceptions, (i) to incur debt secured by liens on certain property above a threshold, (ii) to engage in certain sale and leaseback transactions involving certain property above a threshold and (iii) to consolidate, merge, sell, lease or convey all or substantially all of VMware’s assets. Upon the occurrence of both (i) a change of control of VMware (as defined in the Indenture) and (ii) a downgrade of the Notes below an investment grade rating by each of Fitch Ratings Ltd., Moody’s Investors Service, Inc. and S&P Global Ratings within a specified period, VMware will be required, subject to significant exemptions, to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the date of repurchase, as set forth in more detail in the prospectus supplement filed by VMware with the SEC on July 22, 2021 (the “Prospectus Supplement”).

The Notes are VMware’s unsecured obligations and rank equally in right of payment with its other unsecured and unsubordinated indebtedness from time to time outstanding. The 2023 Notes will mature on August 15, 2023, the 2024 Notes will mature on August 15, 2024, the 2026 Notes will mature on August 15, 2026, the 2028 Notes will mature on August 15, 2028 and the 2031 Notes will mature on August 15, 2031. Interest on the Notes will be payable on February 15 and August 15 of each year, commencing February 15, 2022. The interest rate on the 2023 Notes is 0.600% per annum, the interest rate on the 2024 Notes is 1.000% per annum, the interest rate on the 2026 Notes is 1.400% per annum, the interest rate on the 2028 Notes is 1.800% per annum and the interest rate on the 2031 Notes is 2.200% per annum. The 2023 Notes were sold to the public at 99.895% of par, the 2024 Notes were sold to the public at 99.952% of par, the 2026 Notes were sold to the public at 99.830% of par, the 2028 Notes were sold to the public at 99.481% of par and the 2031 Notes were sold to the public at 99.803% of par.

The 2023 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to the maturity thereof, at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2023 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 10 basis points for the 2023 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The 2024 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to August 15, 2022 (the “2024 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2024 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2024 Notes matured on the 2024 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 10 basis points for the 2024 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2024 Par Call Date, the 2024 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The 2026 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to July 15, 2026 (the “2026 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2026 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2026 Notes matured on the 2026 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 15 basis points for the 2026 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2026 Par Call Date, the 2026 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The 2028 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to June 15, 2028 (the “2028 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2028 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2028 Notes matured on the 2028 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 15 basis points for the 2028 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2028 Par Call Date, the 2028 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The 2031 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, prior to May 15, 2031 (the “2031 Par Call Date”), at a redemption price as calculated by us equal to the greater of (i) 100% of the principal amount of the 2031 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the 2031 Notes matured on the 2031 Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current treasury rate plus 15 basis points for the 2031 Notes, plus in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption. On or after the 2031 Par Call Date, the 2031 Notes will be redeemable in whole at any time or in part from time to time, at VMware’s option, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

The Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture are filed as Exhibits 4.2, 4.3, 4.4, 4.5 and 4.6 to this Form 8-K, respectively, and are incorporated herein by reference. The foregoing summary of the terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 21, 2017 (incorporated by reference to Exhibit 4.2 to VMware’s Annual Report on Form 10-K for the year ended January 29, 2021).

4.2	Seventh Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 2, 2021.

4.3	Eighth Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 2, 2021.

4.4	Ninth Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 2, 2021

4.5	Tenth Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 2, 2021

4.6	Eleventh Supplemental Indenture, by and between VMware and The Bank of New York Mellon Trust Company, N.A., as trustee, dated August 2, 2021

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated August 2, 2021.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021	VMware, Inc.

	By:	/s/ Craig Norris
	Name:	Craig Norris
	Title:	Vice President, Deputy General Counsel and Assistant Secretary